UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 5, 2008
                Date of report (Date of earliest event reported)

                          L-1 IDENTITY SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                   001-33002                 02-08087887
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      (State or Other               (Commission              (IRS Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)


          177 BROAD STREET, STAMFORD, CONNECTICUT                   06901
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          (Address of principal executive offices)               (Zip Code)


                                (203) 504 - 1100
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              (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 5, 2008, L-1 Identity Solutions, Inc. (the "Company") and its wholly owned subsidiaries L-1 Identity Solutions Operating Company and 6897525 Canada Inc. entered into an Arrangement Agreement (the "Agreement") with Bioscrypt Inc. ("Bioscrypt"), a corporation incorporated under the Canada Business Corporations Act (the "CBCA"), to acquire all outstanding shares of Bioscrypt in a stock-for-stock transaction valued at approximately C$44.0 million. The acquisition will be structured as an arrangement under the CBCA (the "Arrangement") with Bioscrypt surviving as an indirect wholly owned subsidiary of the Company.

      Bioscrypt is a provider of access control solutions headquartered in Ontario Canada. Bioscrypt has over 400 global customers and an installed base of over 260,000 access control units. Significant customers include Kronos, Honeywell, Lenel and ADI, among others. In addition, Bioscrypt's VeriSoft software application is now included on more than 20 million HP computers and its 3D facial recognition, acquired as part of the A 4 Vision acquisition, is used by the largest casino in the world to provide access control for over 12,000 employees. In the Company's January 7 press release, Mr. LaPenta, Chairman and Chief Executive Officer of the Company, stated that "Bioscrypt is the market leader among biometric physical access providers and its substantial sales channel is a valuable asset through which L-1 can extend the reach of its solutions." "Bioscrypt is well-positioned within the government and transportation markets. It also has a strong presence within the corporate enterprise market where we see great potential as corporations begin to embark on large-scale identity management deployments globally."

      Subject to the terms and conditions of the Agreement, the Company will purchase each outstanding Bioscrypt share for consideration equal to a fractional share of Company common stock, par value $0.001 per share ("Common Stock"), with a value of C$0.55 per share based on the average closing price of the Common Stock on the New York Stock Exchange (the "NYSE") for the 20 trading days ending five trading days prior to the closing date of the Arrangement (the "Exchange Ratio"). The Exchange Ratio is subject to a maximum and minimum value based on the trading price of the Common Stock on the NYSE for a specified period prior to the announcement of the Agreement. Under the Agreement, the maximum number of Company shares that can be issued is 2.6 million shares. In addition, pursuant to the Arrangement, the Company will assume outstanding Bioscrypt stock options that are not exercised prior to the effective time of the Arrangement, with adjustment to such options to give effect to the Exchange Ratio.

      Consummation of the Arrangement is subject to customary closing conditions, including approval by the holders of at least two-thirds of Bioscrypt's outstanding common shares, options and warrants, each voting as a separate class, the approval of the Ontario Superior Court, and other regulatory approvals. The Agreement contains certain termination rights for both the Company and Bioscrypt, and further provides that, upon termination of the Agreement under specified circumstances, Bioscrypt must pay the Company a termination fee and a reimbursement fee with respect to the Company's out-of-pocket costs and expenses.



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      The Agreement also contains customary representations, warranties and covenants made by the parties to each other. Bioscrypt's covenants include that
(i) Bioscrypt will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Agreement and the closing date, (ii) Bioscrypt will not engage in certain kinds of transactions during such period, and (iii) Bioscrypt will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions unless certain conditions are satisfied. The Company represents that it will issue its Common Stock pursuant to the Arrangement in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 3(a)(10) thereof, and that shares issuable upon exercise of Bioscrypt stock options following consummation of the Arrangement will be registered on Form S-8 under the Securities Act.

      A copy of the Agreement is filed with this report as Exhibit 2.1 and is incorporated by reference into this report. We encourage you to read the Agreement for a more complete understanding of the Arrangement.

      The Board of Directors of each of the Company and Bioscrypt has adopted and approved the Agreement. The Arrangement will be submitted to Bioscrypt security holders for approval at a special meeting expected to be held in February 2008. The Board of Directors of Bioscrypt has unanimously recommended that Bioscrypt security holders vote in favor of the Arrangement.

      Irrevocable support agreements in favor of the Arrangement have been signed by directors, officers and other shareholders of Bioscrypt, representing approximately 21% of the outstanding shares of Bioscrypt. Similar agreements have been signed by the holders of more than 73% of all of Bioscrypt issued and outstanding warrants and 70% of all outstanding stock options. The foregoing updates certain information contained in the Company's January 7, 2008 press release, which reported that support agreements had been signed by holders of approximately 25% of Bioscrypt's outstanding shares and 87% of Bioscrypt's issued and outstanding warrants, based on information that had been provided by Bioscrypt at that time.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      As described in Item 1.01, pursuant to the Agreement, the Company has agreed to issue shares of its Common Stock in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved, after a hearing upon the fairness of the terms and conditions at which all persons to whom the securities will be issued have the right to appear, by any court expressly authorized by law to grant such approval. Bioscrypt will submit the Arrangement to the Ontario Superior Court pursuant to the CBCA and will apply for an interim order permitting notice to all persons to which the Common Stock will be issued, and, following the requisite approval by Bioscrypt security holders and a hearing at which such persons will have the right to appear, a final order of the Ontario Superior Court will be sought as to the fairness of the Arrangement. Such final order is a condition to the consummation of the Arrangement and the issuance of the Common Stock.



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ITEM 8.01   OTHER INFORMATION.

      On January 7, 2008, the Company agreed to purchase 362,000 shares of Common Stock for $17.00 per share in a privately arranged transaction. The Company may purchase up to an additional 338,000 shares of Common Stock at or below then-current market prices on or prior to January 31, 2008.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.


 Exhibit No.   Description
 -----------   -----------

     2.1 Arrangement Agreement, dated as of January 5, 2008, among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc.





















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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 L-1 IDENTITY SOLUTIONS, INC.


                                 By:    /s/  James A. DePalma
                                      ------------------------------------------
                                      Name: James A. DePalma
                                      Title: Executive Vice President,
                                             Chief Financial Officer & Treasurer


Date:  January 10, 2008



















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                                  EXHIBIT INDEX


 Exhibit No.   Description
 -----------   -----------

      2.1 Arrangement Agreement, dated as of January 5, 2008, among L-1 Identity Solutions, Inc., L-1 Identity Solutions Operating Company, 6897525 Canada Inc. and Bioscrypt Inc.



























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